EXHIBIT 3.1
                                STATE OF FLORIDA
                                     [SEAL]
                              DEPARTMENT OF STATE


I certify the attached is a true and correct copy of the Articles of Incorporation of ENERGY FACTORS INC., a corporation organized under the laws of the State of Florida, filed on September 3, 1985, as shown by the records of this office.

The document number of this corporation is H74029.





                                        Given under my hand and the
                                    Great Seal of the State of Florida
                                  at Tallahassee, the Capitol, this the
                                        Fifteenth day of June, 1998


[SEAL]                                     /s/ SANDRA B. MORTHAM
CR2E022(2-95)                              ---------------------
                                           SANDRA B. MORTHAM
                                           SECRETARY OF STATE

                           ARTICLES OF INCORPORATION

                                       OF

                              ENERGY FACTORS INC.

The undersigned sole incorporator, being a natural person competent to contract and desiring to form a corporation under Title XXXV, Chapter 607 of the revised Florida statutes, herewith submits the following information:

1.   The name of the corporation is ENERGY FACTORS INC.

2.   The duration of the corporation shall be perpetual.

3. The general purpose or purposes for which this corporation is being formed are to include the transaction of any or all lawful business for which corporations may be incorporated under this chapter.

4. The aggregate number of shares which the corporation shall have authority to issue is Sixty (60) shares, all without par value and of one class.

5. The street address of its initial registered office is 6420 68th Avenue North, Pinellas Park, Florida 33565, and the name of its initial registered agent at such address is Ray F. Blair.

6. The number of directors constituting the initial board of directors is One and the name and address of each person who is to serve as a member thereof is as follows:

     Ray F. Blair
     6420 68th Avenue North
     Pinellas Park, Florida 33565

7.   The name and address of the sole incorporator is:

     Jean M. Sherett
     62 White Street
     New York, New York 10013

IN WITNESS WHEREOF, the undersigned, as sole incorporator of this corporation has executed these Articles of Incorporation.


August 26, 1983                    /s/ JEAN M. SHERETT
---------------                    -------------------
Date:                              Jean M. Sherett


STATE OF NEW YORK

COUNTY OF NEW YORK

I, HEREBY CERTIFY that on this day, before me, a Notary Public duly authorized in the State and County named above to take acknowledgements, personally appeared Jean M. Sherett, to me known to be the person described as the subscriber in and who executed the foregoing Articles of Incorporation, and acknowledged before me that she subscribed to those Articles of Incorporation.

     WITNESS my hand and official seal in the County and State named above this 26, day of August, 1985.



                              /s/ ARTHUR M. MCGUIRE
                              ---------------------
                              Notary Public
                              Arthur M. McGuire
                              Notary Public, State of New York
                              No. 31-4700219
                              Qualified in New York County
                              Term Expires March 30, 1987




I, the undersigned, hereby accept appointment as Resident Agent of the above noted corporation.



                              /s/ RAY F. BLAIR
                              ----------------
                              Ray F. Blair